Exhibit 4.3

EXECUTION VERSION

REATA PHARMACEUTICALS, INC.

SEVENTH AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This SEVENTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of the 10th day of November, 2010, by and among REATA PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), the Investors (as defined herein), and University of Texas System (“UT System”).

RECITALS

WHEREAS, on September 27, 2002, the Company and certain other parties entered into a Registration Rights Agreement setting forth their respective rights and obligations with respect to the registration of certain of the Company’s securities under the Securities Act of 1933 (the “Securities Act”);

WHEREAS, on September 12, 2003, the Company and certain other parties entered into an Amended and Restated Registration Rights Agreement setting forth their respective rights and obligations with respect to the registration of certain of the Company’s securities under the Securities Act;

WHEREAS, on September 22, 2004, the Company and certain other parties entered into a Second Amended and Restated Registration Rights Agreement setting forth their respective rights and obligations with respect to the registration of certain of the Company’s securities under the Securities Act;

WHEREAS, on March 8, 2006, the Company and certain other parties entered into a Third Amended and Restated Registration Rights Agreement setting forth their respective rights and obligations with respect to the registration of certain of the Company’s securities under the Securities Act;

WHEREAS, on June 12, 2007, the Company and certain other parties entered into a Fourth Amended and Restated Registration Rights Agreement setting forth their respective rights and obligations with respect to the registration of certain of the Company’s securities under the Securities Act;

WHEREAS, on November 21, 2008, the Company and certain other parties entered into a Fifth Amended and Restated Registration Rights Agreement setting forth their respective rights and obligations with respect to the registration of certain of the Company’s securities under the Securities Act;

WHEREAS, on September 15, 2009, the Company and certain other parties entered into a Sixth Amended and Restated Registration Rights Agreement (the “Original Agreement”) setting forth their respective rights and obligations with respect to the registration of certain of the Company’s securities under the Securities Act;

WHEREAS, as of the date hereof, the Company is issuing 4,899,737 shares of its Series H Preferred Stock (as defined herein) and is agreeing to issue an additional 4,899,737 shares of its Series H Preferred Stock; and

WHEREAS, the parties hereto now desire to amend and restate the Original Agreement in its entirety as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “1% Holders” shall have the meaning set forth in Section 5.7.

(b) “Agreement” shall have the meaning set forth in the Preamble.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Certificate of Incorporation” shall mean the Ninth Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware, as amended from time to time.

(e) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(f) “Common Stock” shall mean the Company’s common stock, $0.001 par value per share.

(g) “Company” shall have the meaning set forth in the Preamble.

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(i) “Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

(j) “Holders” shall mean the Investors and UT System.

(k) “Indemnified Party” shall have the meaning set forth in Section 5.3(c).

(l) “Indemnifying Party” shall have the meaning set forth in Section 5.3(c).

(m) “Initiating Holders” shall mean any Holders who in the aggregate hold more than sixty-seven percent (67%) of the outstanding Registrable Securities, on an as converted basis.

(n) “Investor” shall mean (i) the parties to this Agreement, including the Persons listed on Schedule A hereto, other than (A) the Company and (B) UT System, and (ii) any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred by an Investor in compliance with Section 5.6 hereof.

(o) “Investors’ Rights Agreement” shall mean that certain Seventh Amended and Restated Investors’ Rights Agreement, dated as of the date hereof, by and among the Company and the other parties named therein, as amended from time to time.

(p) “Original Agreement” shall have the meaning set forth in the Recitals.

(q) “Person” shall mean any individual, corporation, association, partnership, joint venture, trust, limited liability company, government or government agency, authority or subdivision or other entity.

(r) “Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G1 Preferred Stock, the Series G2 Preferred Stock, the Series H Preferred Stock, and any other series of preferred stock the Company creates in the future.

(s) “Qualified Public Offering” shall mean the closing of the sale by the Company of Common Stock in an underwritten public offering registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or pursuant to an employee benefit plan of the Company or any of its subsidiaries), or any series of such sales, with aggregate gross proceeds to the Company in excess of twenty million dollars ($20,000,000) (before underwriters discounts and commissions and other expenses related to the offering have been deducted).

(t) “Registrable Securities” shall mean (i) any Common Stock acquired by any Investor or UT System, and (ii) shares of Common Stock that may be or have been acquired by any Investor or UT System pursuant to the conversion of the Preferred Stock.

(u) The terms “register”, “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(v) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and, except as otherwise provided herein, fees and disbursements of counsel for the Investors (and also excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

(w) “Restricted Securities” shall have the meaning ascribed thereto in Rule 144.

(x) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(y) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(z) “Securities” means any class or series of the Company’s equity securities.

(aa) “Securities Act” shall have the meaning set forth in the Recitals.

(bb) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Investor (other than the fees and disbursements of counsel for the Company included in Registration Expenses and fees and disbursements of counsel to the Investors to be reimbursed pursuant to Section 5.1).

(cc) “Series A Preferred Stock” shall mean the Company’s Series A Convertible Preferred Stock, par value $0.001 per share.

(dd) “Series B Preferred Stock” shall mean the Company’s Series B Convertible Preferred Stock, par value $0.001 per share.

(ee) “Series C Preferred Stock” shall mean the Company’s Series C Convertible Preferred Stock, par value $0.001 per share.

(ff) “Series D Preferred Stock” shall mean the Company’s Series D Convertible Preferred Stock, par value $0.001 per share.

(gg) “Series E Preferred Stock” shall mean the Company’s Series E Convertible Preferred Stock, par value $0.001 per share.

(hh) “Series F Preferred Stock” shall mean the Company’s Series F Convertible Preferred Stock, par value $0.001 per share.

(ii) “Series G1 Preferred Stock” shall mean the Company’s Series G1 Convertible Preferred Stock, par value $0.001 per share.

(jj) “Series G2 Preferred Stock” shall mean the Company’s Series G2 Convertible Preferred Stock, par value $0.001 per share.

(kk) “Series H Preferred Stock” shall mean the Company’s Series H Convertible Preferred Stock, par value $0.001 per share.

(ll) “UT System” shall have the meaning set forth in the Preamble.

ARTICLE II

DEMAND REGISTRATION RIGHTS

2.1 Requested Registration of Investors and UT System. If the Company shall receive from the Initiating Holders at any time or times after six months after the Qualified Public Offering, other than a registration relating solely to or pursuant to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form under the Securities Act that does not permit secondary sales, a written request that the Company effect any registration with respect to at least fifty percent (50%) of the Registrable Securities then outstanding and held by the Holders, or a lesser number of Registrable Securities if the aggregate price to the public of the offering (net of any underwriter’s discounts or commissions) would be at least $5,000,000, then the Company will promptly give written notice of the proposed registration to all other Holders and, as soon as practicable, prepare and file with the Commission such registration and use its best efforts to cause such registration to become effective (including, without limitation, filing post effective amendments, appropriate qualifications under applicable blue sky or other state securities laws (unless, with respect to each such states’ securities laws, the Company would be required to execute a general consent to service of process in effecting such qualification, compliance, or registration in such state, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act), and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request received by the Company within twenty (20) days after delivery by the Company of such written notice. The Initiating Holders shall be entitled to specify the plan of distribution for the offering and sale of the Registrable Securities, which plan of distribution may include an offering through one or more underwriters (who shall be selected by a majority in interest of the Initiating Holders but shall be reasonably acceptable to the Company) or a sale of Registrable Securities in privately negotiated transactions or open market transactions through brokers, market makers or otherwise.

2.2 Limitations and Procedures.

(a) The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to Section 2.1:

(i) after the Company has completed two (2) registrations requested under Section 2.1 which have been declared or ordered effective and pursuant to which Securities have been sold and registrations which have been withdrawn by the requesting parties as to which such parties have elected not to bear the

Registration Expenses pursuant to Section 5.1 hereof and would, absent such election, have been required to bear such expenses and pursuant to which the Holders are able to register and sell a majority of the Registrable Securities requested to be included in such registration;

(ii) during the period of 180 days after the Qualified Public Offering (provided, however, that during such 180 day period the Company shall be obligated to commence preparation of the registration statement in good faith and take all other actions specified herein in anticipation of the offering and sale of the Registrable Securities but shall not be obligated to file such registration statement with the Commission until immediately following the expiration of such period); or

(iii) if the Company furnishes to the Initiating Holders a certificate signed by an officer of the Company stating that, in the good faith judgment of a majority of the Board, it would be seriously detrimental to the Company and its stockholders for such registration to be effected at such time, the Company shall have the right to defer the filing of the registration statement for a period of not more than one hundred eighty (180) days after receipt of the request of the Initiating Holders under Section 2.1; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.

(b) Subject to Section 2.2(a), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after (but in no event more than 90 days after) receipt of the request or requests of the Initiating Holders.

(c) Any registration statement filed pursuant to request under Section 2.1 may, subject to Section 5.8 hereof, include other Securities of the Company in such registration unless the Initiating Holders and, if the Initiating Holders have engaged an underwriter, the underwriter notify the Company that they have determined that the inclusion of such Securities would be likely to have a material adverse effect on the offering and sale by them of the Registrable Securities.

(d) In the case of an underwritten offering, the right of any participant to registration pursuant to Section 2.1 shall be conditioned upon such participant’s participation in such underwriting and the inclusion of such participant’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the other participants therein and such participant with respect to such participation and inclusion) to the extent provided herein. Subject to Section 5.8, a Holder may elect to include in such underwriting all or a part of the Registrable Securities such Holder holds.

(e) In the case of an underwritten offering, the Company shall (together with all Persons proposing to distribute their Securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Article II, if the representative of the underwriters advises the Initiating Holders in writing that for any reason a limitation on the number of shares to be underwritten is required, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 5.8 hereof.

ARTICLE III

REGISTRATION BY COMPANY

3.1 Company Registration. If at any time after a Qualified Public Offering, the Company shall determine to register any of its Securities either for its own account or the account of a security holder or holders, other than a registration relating solely to or pursuant to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form under the Securities Act that does not permit secondary sales, the Company will:

(a) promptly give to each Holder written notice thereof; and

(b) include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 3.2 below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within thirty (30) days after the written notice from the Company described in clause (a) above is delivered by the Company. Such written request may specify all or a part of a Holder’s Registrable Securities.

3.2 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.1(a). In such event, the right of any Holder to registration pursuant to this Article III shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein and in Section 5.8. All Holders proposing to distribute any Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

ARTICLE IV

FORM S-3 REGISTRATION

4.1 S-3 Registration. In case the Company shall receive from Initiating Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Initiating Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Article IV:

(i) if Form S-3 is not available for such offering by the Initiating Holders; or

(ii) if the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000.

4.2 Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. Registrations effected pursuant to this Article IV shall not be counted as demands for registration or registrations effected pursuant to Articles II or III, respectively.

ARTICLE V

EXPENSES, INDEMNIFICATION AND CERTAIN MECHANICS

5.1 Expenses of Registration. All (a) Registration Expenses incurred in connection with (i) any registration, qualification or compliance pursuant to Section 3.1 hereof, (ii) any registration pursuant to Section 2.1, (iii) up to four (4) registrations pursuant to Section 4.1 and (iv) any registration initiated pursuant to the terms of Section 2.1 in which the Holders are permitted, pursuant to the terms of Section 5.8, to register less than the number of shares such Holders request to include and such Holders continue to participate in the registered offering, and (b) reasonable fees of one counsel for the Holders for any registration effected pursuant to Section 2.1 or Section 3.1 and for up to four (4) registrations effected pursuant to Section 4.1 shall be borne by the Company subject to the provisions contained in the next sentence. Any Registration Expenses for any other offering shall be borne pro rata among all of the selling stockholders. If the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 2.1 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 2.1. If the Holders do not bear the Registration Expenses for any registration proceeding begun pursuant to Section 2.1 and subsequently withdrawn by such Holders registering shares therein, such registration proceeding shall be counted as a requested registration pursuant to Section 2.1 unless such withdrawal is based upon material adverse information relating to the Company which differs from information publicly available at the time of their request for registration under Section 2.1. All Selling Expenses relating to Securities so registered shall be borne by the holders of such Securities.

5.2 Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

(a) prepare and file with the Commission a registration statement with respect to the Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration effective for a period of one hundred eighty (180) days or until the Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such one hundred eighty (180) day period shall be extended for a period of time equal to the period the Holders refrain from selling any Securities included in such registration at the request of the Company or an underwriter of Common Stock (or other Securities) of the Company; and in the case of any registration of Registrable Securities on Form S-3 which is intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Securities covered by such registration statement;

(c) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus and any Free Writing Prospectus used in connection therewith, as a Holder from time to time may reasonably request;

(d) notify each holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and prepare and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(e) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(f) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g) in connection with any underwritten offering, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions;

(h) take all reasonable actions to ensure that any Free Writing Prospectus utilized in connection with any registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(i) register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Investors shall reasonably request, keep such registration or qualification in effect for so long as such registration statement remains in effect and do any and all other acts and things which may be reasonably necessary or appropriate to enable the Investors to dispose of the Registrable Securities in such jurisdiction;

(j) notify each Holder promptly (i) when such registration statement and any post-effective amendment thereto has become effective under the Securities Act, (ii) of any request by the Commission for an amendment or supplement to such registration statement or the prospectus included therein or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and (iv) of the receipt of any notification with respect to the suspension of the registration or qualification of any Registrable Securities in any jurisdiction in which they are registered or qualified or the initiation of any proceedings for that purpose;

(k) use commercially reasonable efforts to obtain the withdrawal at the earliest possible moment to any stop order suspending the effectiveness of such registration statement and the lifting at the earliest possible moment of any suspension of the registration or qualification of the Registrable Securities in any jurisdiction in which they are registered or qualified;

(l) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(m) furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) a copy of the opinion, if any, of the counsel representing the Company for the purposes of such registration that has been delivered to the underwriters in an underwritten public offering, provided that such counsel shall permit the Holders to rely on such opinion, and (2) the “comfort” letter, if any, dated as of such date, from the independent certified public accountants of the Company, which must also be addressed to the Holders;

(n) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant, or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant, or agent in connection with such registration statement;

(o) permit any holder of Registrable Securities that might be deemed, in the sole and exclusive judgment of the holder thereof, to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion in such registration or comparable statement of material, furnished to the Company in writing, that in the reasonable judgment of such holder and his, her, or its counsel should be included; and

(p) if any such registration or comparable statement refers to any holder by name or otherwise as the holder of any Securities and if, in the sole and exclusive judgment of such holder, such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require (1) the inclusion in such registration statement of language, in form and substance reasonably satisfactory to such holder, to the effect that the holding of such Securities by such holder is not to be construed as a recommendation by such holder of the investment quality of the Securities covered by such registration statement and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the Company or (2) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (2) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion of counsel shall be reasonably satisfactory to the Company.

5.3 Indemnification.

(a) The Company will indemnify and hold harmless each Holder, each of its employees, officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, Free Writing Prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder and each of its employees, officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder in its capacity as a Holder, and not in their capacity as a director, officer or employee of the Company, if applicable, or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 5.3(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not have been unreasonably withheld).

(b) Each Holder will, if Securities held by such Holder are included in the Securities as to which such registration, qualification, or compliance is being effected, severally and not jointly, indemnify the Company, each of its directors, officers, employees, partners, legal counsel, and accountants and each underwriter, if any, of the Securities covered by such registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other Holder, and each of their officers, directors, and partners, and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, Free Writing Prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such other

Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, Free Writing Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder in its capacity as a Holder, and not in its capacity as a director, officer or employee of the Company, if applicable, and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 5.3(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder (which consent shall not have been unreasonably withheld). In no event shall any indemnity under this Section 5.3(b) exceed the net proceeds from the offering received by such Holder.

(c) Each party entitled to indemnification under this Section 5.3 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed in writing to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnifying Party which are different from or additional to those available to the Indemnified Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnified Party). The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 5.3 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) The obligations of the Company and the Holders under this Section 5.3 shall survive the completion of any offering of Registrable Securities in a registration statement and shall survive the termination of this Agreement.

5.4 Information by Holders. Each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Agreement.

5.5 Rule 144 Reporting. The Company covenants that, from and after the closing of a public offering of equity securities pursuant to an effective registration statement under the Securities Act, it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations thereunder, and it shall take such further action, that any Holder may reasonably request to enable such Holder to sell Restricted Securities, from time to time, without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such information and requirements.

5.6 Transfer or Assignment of Registration Rights. The rights to cause the Company to register Securities granted to a Holder by the Company under this Agreement may be transferred or assigned by a Holder in connection with any transfer of the Registrable Securities or Securities which may be exercised for or converted into Registrable Securities provided that (a) the Company is given written notice of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities or Securities which may be exercised for or converted into Registrable Securities with respect to which such registration rights are being transferred or assigned, (b) the transferee or assignee (i) acquires at least 166,666 shares of the Preferred Stock originally owned by the transferring Holder, (ii) acquires, if less than 166,666 shares of Preferred Stock, all shares of Preferred Stock held by such Holder if transferred to a single entity or (iii) is a partner of either Ojai Goliad Partners, LP, Ojai Goliad Partners II, LP or Redbird Life Sciences Partners, L.P., and acquires the Preferred Stock as a distribution from such partnership, (c) the transferee or assignee of such rights assumes the obligations of such Holder under this Agreement and (d) such Holder complies with any other applicable restrictions on transfers under the Investors’ Rights Agreement.

5.7 “Market Stand-Off” Agreement. If requested by the Company and an underwriter of Common Stock (or other Securities) of the Company in a Qualified Public Offering, a Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other Securities) of the Company held by such Holder (other than those included in the registration) during the period requested by the representative of the underwriters, which shall not exceed a one hundred eighty (180) day period (or such lesser time as may be agreed upon by the Company and its underwriter) following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that (i) such Market Stand-Off Agreement shall be applicable only if all directors, officers and holders of at least 1% of the outstanding Common Stock (on an as-converted basis) (“1% Holders”) enter into similar agreements, and (ii) in no event shall such holdback period be longer than the period that officers, directors and 1% Holders agree to be subject to such restraints. The obligations described in this Section 5.7 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the Common Stock (or other Securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day period.

5.8 Allocation of Registration Opportunities. In any registration the subject of this Agreement where any Person with registration rights requests inclusion of Registrable Securities therein and not all of such Registrable Securities can be so included as a result of limitations as determined pursuant to this Agreement, the number of shares of Registrable Securities to be registered for the account of the Company, and Registrable Securities of other Persons that may be so included, shall be allocated among the Company and Persons requesting inclusion of shares as follows:

(a) In any registration pursuant to Section 2.1 or Section 4.1, (i) first, to the Holders holding shares of Common Stock issued or issuable upon conversion of the Preferred Stock requesting inclusion in such registration on a pro rata basis until such Holders have included all of the Registrable Securities that such Holders requested to include in such registration, (ii) second, to the Holders holding shares of Common Stock (other than those shares of Common Stock described in clause (i) above) requesting inclusion in such registration on a pro rata basis until such Holders have included all of the Registrable Securities that such Holders requested to included in such registration and (iii) to other Persons participating in such registration pro rata on the basis of the number of Registrable Securities that such other Persons requested to include in such registration.

(b) In any registration other than pursuant to Section 2.1 and Section 4.1, (i) first, to the Company until the Company has included all of the Registrable Securities that the Company desires to include in such registration, (ii) second, to the Holders holding shares of Common Stock issued or issuable upon conversion of the Preferred Stock requesting inclusion in such registration on a pro rata basis until such Holders have included all of the Registrable Securities that such Holders requested to include in such registration, (iii) third, to the Holders holding shares of Common Stock (other than those shares of Common Stock described in clause (ii) above) requesting inclusion in such registration on a pro rata basis until such Holders have included all of the Registrable Securities that such Holders requested to included in such registration and (iv) to other

Persons participating in such registration pro rata on the basis of the number of Registrable Securities that such other Persons requested to include in such registration; provided that, in no event shall the amount of securities of the selling Holders included in an offering be reduced unless securities of all other selling stockholders are excluded entirely and then such amount shall not be reduced below 25% of the total amount of Securities included in the offering.

(c) If any Holder does not request inclusion of the maximum number of shares of Registrable Securities allocated to such Holder pursuant to the above described procedure, such allocation shall not operate to reduce the aggregate number of Registrable Securities to be included in such registration and the remaining portion of such Holder’s allocation shall be reallocated among those requesting Holders whose allocations did not satisfy their requests in accordance with the priorities set forth in Sections 5.8(a) and (b) pro rata on the basis of the number of shares of Registrable Securities which would be held by such Holders, and this procedure shall be repeated until all of the shares of Registrable Securities which may be included in the registration on behalf of the Holders have been so allocated.

(d) The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include Registrable Securities held by Persons other than the Holders or the Company.

(e) Each of the provisions of this Section 5.8 which refers to Registrable Securities assumes full conversion of Preferred Stock.

ARTICLE VI

MISCELLANEOUS

6.1 Termination. This Agreement shall terminate with respect to any Holder, upon such Holder’s ability to sell, within any ninety (90) day period, all of its Registrable Securities without registration in compliance with Rule 144 of the Securities Act.

6.2 Additional Investors. Anything in this Agreement to the contrary notwithstanding, from time to time additional Persons may become “Investors” under this Agreement, without the consent of any Holder, upon the execution by the Company and such Person of a supplement to this Agreement in substantially the same form as Exhibit A attached hereto (each, a “Supplement”).

6.3 Additional Registration Rights. The Company shall not grant to any third party any registration rights that are pari passu or more favorable than those contained herein with respect to priority of registration, so long as any of the registration rights under this Agreement remain in effect, without the consent required by Section 6.6 of this Agreement.

6.4 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Texas, as if entered into by and between Texas residents exclusively for performance entirely within Texas.

6.5 Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors, assigns, heirs, executors and administrators of the Company and each of the Holders (including without limitation transferees of any Registrable Securities or Securities which may be exercised or converted into Registrable Securities), whether so expressed or not, provided, however, that the registration rights conferred in this Agreement on the holders of such Registrable Securities or Securities which may be exercised or converted into Registrable Securities shall only inure to the benefit of a transferee of such Registrable Securities or Securities which may be exercised or converted into Registrable Securities if such transferee acquires the Registrable Securities or Securities which may be exercised or converted into Registrable Securities in accordance with Section 5.6 of this Agreement.

6.6 Entire Agreement; Amendment; Waiver. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holders of at least a majority of the then outstanding Preferred Stock and Common Stock issued upon conversion thereof voting together as a single class and calculated on an as-converted basis and any such amendment, waiver, discharge or termination shall be binding on the Company and all the Holders and their assignees, but in no event shall the obligations of any Holder hereunder be materially increased, except upon the written consent of such Holder.

6.7 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first class mail, postage prepaid, or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated on the signature pages hereof, or at such other address as such holder or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at its executive offices, or at such other address as the Company shall have furnished to each stockholder in writing. All such notices and other written communications shall be effective (i) if mailed, three (3) days after mailing and (ii) if delivered by hand or courier, upon delivery.

6.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party hereto shall impair any such right, power or remedy of such non breaching or defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement or any waiver on the part of any party hereto of any provisions or conditions of this Agreement must be made in writing executed by such party and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party hereto, shall be cumulative and not alternative.

6.9 Rights; Separability. Unless otherwise expressly provided herein, a party’s rights hereunder are several rights, not rights jointly held with any of the other parties. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.10 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

THE COMPANY:

REATA PHARMACEUTICALS, INC.

By:	/s/ J. Warren Huff
J. Warren Huff
Chief Executive Officer

Address:	2801 Gateway Drive, Suite 150
Irving, Texas 75063-2648
Fax:	(214) 722-0867

IN WITNESS WHEREOF, the undersigned Investor has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

STARTECH SEED FUND II, LP

By:	STARTech Associates II, LP,
its General Partner

By:	STARTech Equity II, LLC,
its General Partner

By:	/s/ Matthew S. Blanton
Name:	Matthew S. Blanton
Title:	Managing Member

Address:	1302 E. Collins Blvd.
Richardson, Texas 75083
Fax:	(214) 576-9849

IN WITNESS WHEREOF, the undersigned Investor has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

MATTHEW S. BLANTON, LTD.

By:	/s/ Matthew S. Blanton
Name:	Matthew S. Blanton
Title:	General Partner

Address:	2400 W. Harris Road
Arlington, Texas 76001
Fax:	(214) 576-9849

IN WITNESS WHEREOF, the undersigned Investor has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

RWI PARTNERSHIP, LTD.

By:	/s/ Risher Randall
Name:	Risher Randall
Title:	Partner

Address:	2001 Kirby Drive, Suite 610
Houston, Texas 77019
Fax:	(713) 523-6605

IN WITNESS WHEREOF, the undersigned Investor has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

/s/ Elizabeth T.S. Joyce
Name:	Elizabeth T.S. Joyce

Address:	157 Bridle Trail Road
, MA 02492
Fax:	(781) 444-7494

IN WITNESS WHEREOF, the undersigned Investor has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

/s/ Charles A. Sanders
Name:	Charles A. Sanders, M.D.

Address:	3200 Rugby Road
Durham, North Carolina 27707
Fax:	919-932-7588

IN WITNESS WHEREOF, the undersigned Investor has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

WF9 INVESTMENTS L.P.

By:	Walter Brothers,
its General Partner

By:	/s/ Jeffrey J. Walter
Name:	Jeffrey J. Walter
Title:	Managing Agent

Address:	3701 Centenary Drive
Dallas, Texas 75225
Fax:	(214) 369-1462

IN WITNESS WHEREOF, the undersigned Investor has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

NOVO A/S

By:	/s/ Soren Carlsen
Name:	Soren Carlsen
Title:	Managing Partner

Address:	Novo A/S
Tuborg Havnevej 19
DK-2900 Hellerup
Denmark

IN WITNESS WHEREOF, the undersigned Investor has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

/s/ Freddie Carroll
Name:	Freddie Carroll

Address:	3305 Twin Diamond Ct.
Plano, Texas 75023
Fax:	972-883-4919

IN WITNESS WHEREOF, the undersigned Investor has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

CARDINAL PARTNERS 2000, LP

By:	CPMG, Inc.,
its General Partner

By:	/s/ John E. Bateman
Name:	John E. Bateman
Title:	Chief Operating Officer

Address:	2100 McKinney, Suite 1770
Dallas, Texas 75201
Fax:	(214) 871-6837

IN WITNESS WHEREOF, the undersigned Investor has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

YELLOW WARBLER, LP

By:	CPMG, Inc.,
its General Partner

By:	/s/ John E. Bateman
Name:	John E. Bateman
Title:	Chief Operating Officer

Address:	2100 McKinney, Suite 1770
Dallas, Texas 75201
Fax:	(214) 871-6837

IN WITNESS WHEREOF, the undersigned Investor has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

CARDINAL PARTNERS, L.P.

By:	CPMG, Inc.,
its General Partner

By:	/s/ John E. Bateman
Name:	John E. Bateman
Title:	Chief Operating Officer

Address:	2100 McKinney, Suite 1770
Dallas, Texas 75201
Fax:	(214) 871-6837

IN WITNESS WHEREOF, the undersigned Investor has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

CD FUND, LP

By:	CPMG, Inc.,
its General Partner

By:	/s/ John E. Bateman
Name:	John E. Bateman
Title:	Chief Operating Officer

Address:	2100 McKinney, Suite 1770
Dallas, Texas 75201
Fax:	214-871-6837

IN WITNESS WHEREOF, the undersigned Investor has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

ARACOS FUND, L.P.

By:	CPMG, Inc.,
its General Partner

By:	/s/ John E. Bateman
Name:	John E. Bateman
Title:	Chief Operating Officer

Address:	2100 McKinney, Suite 1770
Dallas, Texas 75201
Fax:	(214) 871-6837

IN WITNESS WHEREOF, the undersigned Investor has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

MALLARD FUND, LP

By:	CPMG, Inc.,
its General Partner

By:	/s/ John E. Bateman
Name:	John E. Bateman
Title:	Chief Operating Officer

Address:	2100 McKinney, Suite 1770
Dallas, Texas 75201
Fax:	214-871-6837

IN WITNESS WHEREOF, the undersigned Investor has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

REDBIRD LIFE SCIENCES PARTNERS, L.P.

By:	Redbird Life Sciences, Inc.,
its General Partner

By:	/s/ John E. Bateman
Name:	John E. Bateman
Title:	President

Address:	2100 McKinney, Suite 1770
Dallas, Texas 75201
Fax:	(214) 871-6837

IN WITNESS WHEREOF, the undersigned Investor has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

VERDIN FUND, LP

By:	CPMG, Inc.,
its General Partner

By:	/s/ John Bateman
Name:	John Bateman
Title:	Chief Operating Officer

Address:	2100 McKinney, Suite 1770
Dallas, Texas 75201
Fax:	(214) 871-6837

IN WITNESS WHEREOF, the undersigned Investor has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

/s/ Peter P. Smith
Name:	Peter P. Smith

/s/ Bonnie B. Smith
Name:	Bonnie B. Smith

Address:	1901 N. Akard St.
Dallas, TX 75201
Fax:	(214) 720-9144

IN WITNESS WHEREOF, UT System has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

UNIVERSITY OF TEXAS SYSTEM

By:	/s/ John A. Roan
Name:	John A. Roan
Title:	Executive Vice President for Business Affairs

Address:	5323 Harry Hines Blvd.
UT Southwestern
Dallas, Texas 75390 8596
Fax:	214-648-3944

IN WITNESS WHEREOF, the undersigned Investor has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

OJAI GOLIAD PARTNERS, LP

By:	Ojai Goliad, LLC
its General Partner

By:	/s/ James E. Bass
Name:	James E. Bass
Title:	Manager

Address:	2626 Cole Avenue, Suite 400
Dallas, Texas 75204
Fax:	(214) 237-0338

IN WITNESS WHEREOF, the undersigned Investor has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

LONESTAR SERVICES LIMITED

By:	/s/ James Bass
Name:	James Bass
Title:	President

Address:	5375 Waneta Drive
Dallas, Texas 75209
Fax:	(214) 237-0338

IN WITNESS WHEREOF, UT System has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

/s/ James Bass
Name:	James Bass

Address:	2626 Cole Avenue, Suite 400
Dallas, Texas 75204
Fax:	214-237-0338

IN WITNESS WHEREOF, UT System has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

/s/ James E. Bass
Name:	James E. Bass

/s/ Hong Z. Bass
Name:	Hong Z. Bass

Address:	2626 Cole Ave., Suite 400
Dallas, TX 75204
Fax:	(214) 237-0338

IN WITNESS WHEREOF, UT System has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

OJAI GOLIAD PARTNERS II, LP

By:	Ojai Goliad, LLC
its General Partner

By:	/s/ James E. Bass
Name:	James Bass
Title:	Manager

Address:	2626 Cole Avenue, Suite 400
Dallas, Texas 75204
Fax:	(214) 237-0338

IN WITNESS WHEREOF, the undersigned Investor has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

LYDA HILL INTERESTS, INC.

By:	/s/ Frank Mackey
Name:	Frank Mackey
Title:	Vice President

Address:	1601 Elm Street, Suite 5000
Dallas, Texas 75201
Fax:	(214) 922-1048

IN WITNESS WHEREOF, the undersigned Investor has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

CHATHAM HILL INVESTMENT
PARTNERSHIP, LTD.

By:	/s/ Chatham Hill Investment Partnership, S. Roder Horchow
Name:	S. Roder Horchow
Title:	Gen Partner

Address:	5722 Chatham Hill Road
Dallas, Texas 75225
Fax:	(214) 692-6014

IN WITNESS WHEREOF, the undersigned Investor has executed this Seventh Amended and Restated Registration Rights Agreement effective as of the day and year first above written.

[Please print name of Investor]

By:
Name:
Title:

Address:

Fax:

SCHEDULE A

INVESTORS

1.	Ojai Goliad Partners, LP

2.	STARTech Seed Fund II, L.P.

3.	Anchor International Services Limited

4.	The Lyda Hill Foundation

5.	ILC Realty Ltd.

6.	Bruce W. Hunt

7.	Barbara Hunt Crow

8.	Kingdom Investments, Limited

9.	Hunt Technology Ventures, LP

10.	Peter Moody Brooks

11.	Lonestar Services Limited

12.	Ojai Goliad Partners II, LP

13.	James F. Watson

14.	WF9 Investments L.P.

15.	Redbird Life Sciences Partners, L.P.

16.	Dennis J. Gorman

17.	Peachway, LLC

18.	Freddie Carroll

19.	Ronald B. Jennings

20.	RWI Partnership, Ltd.

21.	James E. and Hong Z. Bass

22.	Prothro Family Limited Partnership, Ltd.

23.	Peter P. and Bonnie B. Smith

24.	Charles A. Sanders, M.D.

25.	Leslie Clement Family Trust

26.	Alice Carrington Foultz

27.	The Henrietta P.C. Hildebrand Trust of 2007

28.	Martin W. Clement II

29.	Scott Dodds

30.	Chatham Hill Investment Partnership, Ltd.

Schedule A - 1

31.	Kingdon R. Hughes

32.	Cardinal Partners, L.P.

33.	John P. Watters

34.	Clement Equities

35.	Novo A/S

36.	James W. Lewis MPPP

37.	James W. Lewis IRA

38.	James W. Lewis Family Investment Limited Partners

39.	James W. Lewis

40.	Colin J. Meyer, M.D.

41.	John Walling

42.	Melissa Krauth

43.	Ron Bumeister

44.	Glenda Johnson

45.	Robert M. Kral, Jr.

46.	Christiane Baud

47.	Christina Adams

48.	Karen Rohan

49.	Angela Dunford

50.	Pritam Kambuj

51.	Aracos Fund, L.P.

52.	James E. Bass

53.	Matthew S. Blanton, Ltd.

54.	Cardinal Partners 2000, LP

55.	CD Fund, LP

56.	Bradford H. Hughes

57.	Mi-Hyung Kim

58.	Lyda Hill Interests, Inc.

59.	Mallard Fund, LP

60.	Barbara B. Moroney

61.	Yellow Warbler, LP

62.	Henrietta PC Hildebrand

Schedule A - 2

63.	Oxford Finance Corporation

64.	Sumitomo Corporation of America

65.	Sumitomo Corporation

66.	Numoda Capital Innovations LLC

67.	Verdin Fund, LP

68.	Whitney R. Hughes

69.	Elizabeth T.S. Joyce

70.	Gorman Children’s Trust I

71.	Gorman Children’s Trust II

72.	Abbott Pharmaceuticals PR Ltd.

73.	J. Warren Huff

Schedule A - 3

EXHIBIT A

SUPPLEMENT TO REGISTRATION RIGHTS AGREEMENT

This Supplement (this “Supplement”) to the Seventh Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) dated as of November 10, 2010, by and among Reata Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the Investors (as defined therein) and University of Texas System, is entered into as of             , 20    , between                      (the “New Investor”), and the Company, pursuant to the terms of the Registration Rights Agreement.

Agreements

For valuable consideration, whose receipt and sufficiency are hereby acknowledged, New Investor is added as an “Investor” under the Registration Rights Agreement and New Investor hereby agrees that it shall be bound by the terms thereof.

Executed as of the date first written above.

NEW INVESTOR:

By:
Name:
Title:

Address:

Fax:

REATA PHARMACEUTICALS, INC.

By:
Name:
Title: